Exhibit 99.1

Contacts:
Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162

RYAM ANNOUNCES PRIVATE OFFERING OF $325 MILLION OF SENIOR SECURED NOTES

Jacksonville, Fla., January 17, 2023 – Rayonier Advanced Materials Inc. (NYSE: RYAM) (“RYAM”) today announced that its wholly owned subsidiary, Rayonier A.M. Products Inc. (the “Company”), has commenced a private offering (the “Offering”) of $325 million aggregate principal amount of senior secured notes due 2028 (the “Notes”), subject to market and other conditions. If the Offering is consummated, the Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to redeem in full its senior unsecured notes due 2024 (the “2024 Notes”).

The Notes will be guaranteed on a senior secured basis, jointly and severally, by RYAM and certain of RYAM’s wholly owned restricted subsidiaries organized in the United States and Canada.

The Offering will be made only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will be subject to restrictions on transferability and resale and may not be transferred or resold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom and in compliance with other applicable securities laws. The Notes will not be registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

No Offer or Solicitation

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Offering is made only by, and pursuant to, the terms set forth in the related offering memorandum. The Offering is not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

This press release does not constitute an offer to purchase, the solicitation of an offer to purchase or a notice of redemption for the 2024 Notes. Any such notice will be made separately pursuant to and in accordance with the terms of the indenture governing the 2024 Notes.

About RYAM

RYAM is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in filters, food, pharmaceuticals and other industrial applications. The Company also manufactures products for paper and packaging markets. With manufacturing operations in the U.S., Canada and France, RYAM employs just over 2,500 people and generated an estimated $1.7 billion of revenues in 2022. More information is available at www.RYAM.com.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to RYAMs’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. All statements made in this earnings release are made only as of the date set forth at the beginning of this release. The Company undertakes no obligation to update the information made in this release in the event facts or circumstances subsequently change after the date of this release. The financial results presented in this press release are preliminary, estimated and unaudited, and reflect management’s estimates based solely upon information available to management as of the date of this press release and are subject to change. The Company has not completed preparation of its financial statements for the fourth quarter or full year ended December 31, 2022 or filed its Form 10-K for the year ended December 31, 2022. During the course of the preparation of such financial statements and its Form 10-K for the year ended December 31, 2022, the Company’s independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time the Company files its Annual Report on Form 10-K, and should not be considered a substitute for the financial information to be filed with the U.S. Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 once it becomes available.

These forward-looking statements are also affected by the risk factors and forward-looking statements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 26, 2022, June 25, 2022 and September 24, 2022, and those set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, which are available at www.RYAM.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

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